RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               MEDITE CORPORATION



          Medite Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the present name of the Corporation is Medite Corporation.
The Corporation was originally incorporated under the name Medford Corporation, and its original certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 3, 1932.

     SECOND:   That by written consent of the entire Board of Directors of said
Corporation, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed restated certificate of incorporation of said Corporation (the "Restated Certificate of Incorporation").

     THIRD:    That thereafter, by written consent in lieu of a special meeting of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware (the "GCL"), the sole stockholder adopted a resolution approving the Restated Certificate of Incorporation; as such written consent was unanimous, no notice of said corporate action was required to be given, under Section 228 of the GCL.

     FOURTH:   That this Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as the same heretofore has been amended, supplemented and/or restated (the "Certificate of Incorporation"), and has been duly adopted in accordance with Sections 242 and 245 of the GCL.

     FIFTH:    That the text of the Certificate of Incorporation is hereby restated and integrated and further amended to read in its entirety as follows:

                                   ARTICLE ONE

     The name of the corporation is MEDITE CORPORATION.

                                   ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

     The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

     The total number of shares of all classes of stock which the Corporation has authority to issue is 51,000,000 shares, 50,000,000 of which shall be Common Stock, with a par value of $0.01 per share (the "Common Stock"), and 1,000,000 of which shall be preferred stock, with a par value of $1.00 per share (the "Preferred Stock").

     The board of directors of the Corporation (the "Board of Directors") is expressly authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors (a "Preferred Stock Designation") and as are not inconsistent with this Certificate of Incorporation or any amendment hereto, and as may be permitted by the General Corporation Law of the State of Delaware. Except as otherwise expressly required by law and except for such voting powers as may be expressly fixed by a Preferred Stock Designation relating to any series of Preferred Stock, shares of Preferred Stock shall have no voting power whatsoever.

                                  ARTICLE FIVE

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, iii) under Section 174 of the General Corporation Law of the State of Delaware, or iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE SIX

     The Corporation is to have perpetual existence.

                                  ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend and repeal the bylaws of the Corporation, including, to the extent permitted by law, any bylaw adopted by the stockholders of the Corporation unless such bylaw specifically provides that it may not be amended or repealed by the Board of Directors.

                                  ARTICLE EIGHT

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                  ARTICLE NINE

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE TEN

     The Corporation shall indemnify, to the fullest extent permitted by law, as the same now or hereafter exists, all persons whom it may indemnify pursuant thereto. Any repeal or modification of this Article shall not adversely affect any right to indemnification of a person entitled thereto existing at the time of such repeal or modification.

                                 ARTICLE ELEVEN

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE TWELVE

     Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.


     IN WITNESS WHEREOF, said Corporation has caused this Restated Certificate of Incorporation to be executed and acknowledged this 14th day of February, 1995.

                                   MEDITE CORPORATION


                                   /s/ Michael A. Snetzer
                                   Michael A. Snetzer, Chairman
                                   of the Board and Chief Executive Officer
ATTEST:


Margaret A. Mann
Margaret A. Mann, Secretary


(Corporate Seal)